                                                          RULE 424(B)(3) AND (C)
                                                              FILE NO. 333-33437


                            INTRANET SOLUTIONS, INC.


                     PROSPECTUS SUPPLEMENT TO THE PROSPECTUS
                     DATED SEPTEMBER 30, 1997, AS AMENDED BY
                 POST-EFFECTIVE AMENDMENT DATED OCTOBER 30, 1998


         This Prospectus Supplement reflects a change in the Selling Shareholders table on page 10 of the Prospectus dated September 30, 1997 (the "Prospectus").

         On or about March 31, 1999, Professional Edge, L.P., a warrant holder listed in the Selling Shareholders table of the Prospectus, assigned its Warrant to purchase 150,000 shares of Common Stock, $.01 par value, of IntraNet Solutions, Inc. at an exercise price of $5.18 per share, to Susquehanna Capital Group.

         The table of Selling Shareholders in the Prospectus is amended to delete Professional Edge, L.P. and to add the following Selling Shareholder:

                                       SHARES                 SHARES TO                   SHARES
                                 BENEFICIALLY OWNED            BE SOLD               BENEFICIALLY OWNED
                                PRIOR TO THE OFFERING          IN THE                AFTER THE OFFERING
                                ---------------------         OFFERING               ------------------
NAME OF BENEFICIAL OWNER        NUMBER     PERCENTAGE         --------               NUMBER  PERCENTAGE
------------------------        ------     ----------                                ------  ----------
Susquehanna Capital Group     150,000(1)        1.3%            150,000               0            0%

(1) Includes 150,000 shares of common stock subject to currently exercisable warrants.


             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 24, 1999.